UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ◻
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◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Transocean Ltd.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your **Vote** Counts!

TRANSOCEAN LTD.

2023 Annual General Meeting
Vote by 11:59 PM EDT May 10, 2023 / 5:59 AM Swiss Time on May 11, 2023



TRANSOCEAN LTD.
TURMSTRASSE 30
CH-6312 STEINHAUSEN
SWITZERLAND

V05830-P88650

You invested in TRANSOCEAN LTD. and it's time to vote!

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 11, 2023.**

Get informed before you vote

View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 24, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

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Meeting Date

May 11, 2023
6:30 p.m. Swiss Time

Parkhotel Zug
Industriestrasse 14
6304 Zug, Switzerland

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends
1.	Reallocation of CHF 9.5 Billion of Free Capital Reserves from Capital Contribution to Statutory Capital Reserves from Capital Contribution	For
2.	Approval of (A) the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022 and (B) the Swiss Statutory Compensation Report for Fiscal Year 2022	
2A.	Approval of the 2022 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2022 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2022	For
2B.	Advisory Vote to Approve Swiss Statutory Compensation Report for Fiscal Year 2022	For
3.	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2022	For
4.	Appropriation of the Accumulated Loss for Fiscal Year 2022	For
5.	Approval of Shares Authorized for Issuance	For
6.	Election of 11 Directors (6A – 6K), Each for a Term Extending Until Completion of the Next Annual General Meeting	
6A.	Glyn A. Barker	For
6B.	Vanessa C.L. Chang	For
6C.	Frederico F. Curado	For
6D.	Chadwick C. Deaton	For
6E.	Domenic J. "Nick" Dell'Osso, Jr.	For
6F.	Vincent J. Intrieri	For
6G.	Samuel J. Merksamer	For
6H.	Frederik W. Mohn	For
6I.	Edward R. Muller	For
6J.	Margareth Øvrum	For
6K.	Jeremy D. Thigpen	For
7.	Reelection of Chadwick C. Deaton as the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	For
8.	Reelection of the Members of the Compensation Committee (8A-8C), Each for a Term Extending Until Completion of the Next Annual General Meeting	
8A.	Glyn A. Barker	For
8B.	Vanessa C.L. Chang	For
8C.	Samuel J. Merksamer	For
9.	Reelection of Schweiger Advokatur / Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	For
10.	Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2023 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One-Year Term	For
11.	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2023	For
12.	Advisory Vote to Approve Frequency of Named Executive Officer Compensation Vote	Every Year
13.	Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team	
13A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2023 Annual General Meeting and the 2024 Annual General Meeting	For
13B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2024	For
14.	Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans	
14A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan	For
14B	Approval of Capital Authorization for Share-Based Incentive Plans	For
15.	Approval of Amendments to Articles of Association to Reflect New Swiss Corporate Law and Make Certain Related Changes	For

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V05831-P88650